WARRANT AGREEMENT


     This WARRANT AGREEMENT (the "Agreement"), entered into as of July 12, 1996, among EuroGas, Inc., a Utah corporation (the "Company"), and the other persons named on the signature page hereof (the "Warrantholders"),


                              W I T N E S S E T H:


     WHEREAS, as of July 3, 1996, the Company and Danube International Petroleum Corporation ("Danube") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Danube with and into a wholly owned subsidiary of the Company; and

     WHEREAS, pursuant to the Merger Agreement, the Company has agreed to issue warrants (the "Warrants") to the Warrantholders for the purchase of an aggregate of 5,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained from the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.     Warrant Certificates; Execution.

     (a) Certificates evidencing Warrants (each, a "Warrant Certificate") and elections to purchase shares of Common Stock issuable upon the exercise of Warrants ("Shares") shall be in substantially the form attached as Exhibit A hereto.

     (b) Each Warrant Certificate shall be executed on behalf of the Company by its President or by a Vice President. A Warrant Certificate bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding the fact that such individual shall have ceased to hold such office prior to the delivery of such Warrant Certificate or did not hold such office on the date of this Agreement.

     (c) The Warrants shall be numbered and shall be registered on the books of the Company when issued.

     SECTION 2.     Transferability.

     (a) Subject to compliance with the restrictions imposed by federal and state securities laws as set forth in subparagraph (b) below, the Warrants shall be transferable on the books of the Company maintained at its principal office, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorneys or representatives. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or persons entitled thereto. As a condition to any transfer, the Company may require the transferee to execute and deliver a counterpart of this Agreement.

     (b)  Each Warrant Certificate shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A `NO-ACTION' OR AN INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE TRANSFER OR SALE IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES."

     SECTION 3. Exchange of Warrant Certificates. Any Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Warrantholder to purchase the same number of Shares as the Warrant Certificate or Certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant Certificate shall make such request in a writing delivered to the Company, and shall surrender to the Company the Warrant Certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate or Certificates as so requested.

     SECTION 4.     Exercise of Warrants.

     (a) Each Warrantholder shall have the right, at any time or from time to time during the period commencing on the date of this Agreement and ending at the close of business in Dallas, Texas on July 3, 2001 (the "Termination Date"), to exercise a Warrant and purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder shall at the time be entitled to purchase pursuant to such Warrant and this Agreement.

     (b) A Warrant may be exercised by a Warrantholder by (i) surrendering to the Company at its principal office the Warrant Certificate evidencing such Warrant, together with the form of election to purchase contained on the reverse thereof duly completed and signed, and (ii) delivering to the Company payment in full of the Warrant Price (as hereinafter defined) for the number of Shares in respect of which such Warrants are then exercised in the manner set forth in paragraph (c) below.

     (c) Payment of the aggregate Warrant Price due upon exercise of a Warrant shall be made by wire transfer of immediately available funds to an account designated in writing by the Company or by certified or cashiers' check, or any combination thereof.

     (d) Upon such surrender of a Warrant Certificate and payment of the Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to, or pursuant to the written order of, the exercising Warrantholder a certificate or certificates for the number of Shares so purchased upon the exercise of such Warrant. Such certificate shall be deemed to have been issued and the exercising Warrantholder therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of the Warrants and payment of the Warrant Price, notwithstanding the fact that the certificate or certificates representing such Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

     (e) Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new Warrant Certificate evidencing the unexercised portion of the Warrants formerly represented by the surrendered Warrant Certificate shall be issued to or upon the written order of the exercising Warrantholder.

     SECTION 5. Payment of Taxes. The Company will pay all issue and other taxes that may be payable in respect of the initial issuance of the Shares. The Company will not, however, be required to pay any income taxes on any individual income or gain recognized by the holder on the issuance of the Shares or any tax which may be payable in respect of any transfer involved in the issue or delivery of the Shares in a name other than that in which a Warrant was registered.

     SECTION 6. Mutilated or Missing Warrants. In case a Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of a Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or Certificates, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate or Certificates, a new Warrant Certificate or Certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

     SECTION 7. Reservation of Shares. So long as any Warrants remain outstanding, the Company shall at all times keep reserved out of its authorized Common Stock, such number of shares of Common Stock as shall be issuable upon exercise of such outstanding Warrants.

     SECTION 8. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall initially be $3.00, subject to adjustment as provided in Section 9 hereof.

     SECTION 9. Adjustments. The Warrant Price and the number of Shares issuable upon the exercise of Warrants shall be subject to adjustment from time to time as follows:

     (a) In case the Company, at any time after the date hereof and prior to the Termination Date, shall (i) pay a dividend or make a distribution on its Common Stock that is paid or made in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then in any such case the Warrant Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Warrant Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common stock outstanding immediately after giving effect to such action. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     (b) In case the Company, at any time after the date hereof and prior to the Termination Date, shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Warrant Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

     (c) In case the Company shall, at any time after the date hereof and prior to the Termination Date, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Company), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs (a) and (b) above), then in each such case the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be set forth in a resolution of the Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be the current market price per share of the Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (d) In case the Company shall, at any time after the date hereof and prior to the Termination Date, sell or issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in paragraphs (a), (b) or (c) above, (ii) shares issued upon conversion, exercise or exchange of rights, options, warrants or convertible or exchangeable securities described in this paragraph (d), (iii) the Warrants issued pursuant to this Agreement and the Shares issuable upon the exercise thereof, (iv) up to 21,000,000 shares of Common Stock issued to Chemilabco B.V. pursuant to agreements entered into between the Company and Chemilabco B.V. prior to the date hereof, (v) shares issued for compensatory purposes pursuant to an employee stock option or similar plan providing for options or other similar rights to purchase (or issuances pursuant to incentive bonus plans) and (vi) shares issued pursuant to the conversion of convertible debentures of the Company outstanding as of July 10, 1996) at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock issuable upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities) that is less than the Applicable Percentage of the then current market price (determined as set forth below) per share of Common Stock in effect immediately prior to such sale and issuance, then the number of Shares issuable upon the exercise of each Warrant shall be adjusted and shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which is the total number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which is an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the Adjusted Consideration Amount (as hereinafter defined) would purchase at the then current market price per share of Common Stock. As used herein, (i) the term "Applicable Percentage" shall mean 85%; provided, however, that if the shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities, issued or sold by the Company are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and the Company is not obligated to register such shares or other securities under the Securities Act for a period of at least one year from the date of issuance or sale thereof, the Applicable Percentage shall be 65% and (ii) the term "Adjusted Consideration Amount" shall mean the sum of (x) the aggregate consideration (determined as provided below) received by the Company for the issuance and sale of the shares of Common Stock and (y) a percentage equal to 100% less the Applicable Percentage, multiplied by the product of (1) the number of the number of shares of Common Stock issued or sold by the Company and (2) the current market price per share of Common Stock. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock issuable upon exercise, conversion or exchange thereof. In case the Company shall sell and issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" for purposes of the first sentence of this paragraph (d), the Board of Directors of the Company shall determine, in good faith, the fair value of said property and such determination shall be set forth in a resolution of the Board of Directors.

     (e) For purposes of any computation under this Section 9, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices of the shares of Common Stock for the 10 consecutive trading days (as defined below) preceding the applicable record date. The closing price for each day shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if not listed or admitted to trading, the last sale price for the Common Stock as reported by the Nasdaq Stock Market, or if such last sale price is not so reported by the Nasdaq Stock Market or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as reported by the Nasdaq Stock Market. For the purpose of this paragraph (e), trading day shall mean a day on which the securities exchange specified for purposes of this paragraph (e) shall be open for business or, if the shares of Common Stock are not listed on any exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

     (f) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and cumulated with in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (g) Upon each adjustment of the Warrant Price pursuant to this Section 9, each Warrant outstanding prior to the making of such adjustment in the Warrant Price shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of such Warrant prior to such adjustment by the Warrant Price in effect prior to such adjustment and (ii) dividing the product so obtained by the Warrant Price in effect after such adjustment of the Warrant Price.

     (h) Whenever the Warrant Price or the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to each Warrantholder by first class mail, postage prepaid, a certificate signed by the Chairman of the Board, the President or any Vice President and the Secretary, Treasurer, Controller, any Assistant Secretary, Assistant Treasurer or Assistant Controller of the Company, setting forth (x) the adjusted or readjusted Warrant Price calculated as provided in this Section 9 together with a brief statement of the facts requiring such adjustment or readjustment and the computation thereof and (y) the number of shares of Common Stock (or portion thereof) purchasable upon exercise of a Warrant after such adjustment or readjustment in the Warrant Price and the record date therefor.

     (i) Upon any adjustment in the Warrant Price or the number of Shares issuable upon exercise of Warrants as provided herein, Warrant Certificates theretofore issued shall be deemed to represent the right to purchase a number of Shares at a Warrant Price that in each case gives effect to such adjustment.

     SECTION 10. Rights Upon Consolidation, Merger, Sale, Transfer or Reclassification.

     (a) In case of any consolidation of the Company with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the surviving corporation), or in case of any lease, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the Company shall enter into an agreement with such successor or leasing or purchasing person or entity, as the case may be, (i) providing that each Warrantholder shall have the right thereafter (until the Termination Date) to receive, upon exercise of a Warrant, in lieu of each share of Common Stock of the Company that would have been deliverable upon such exercise immediately prior to such event, the kind and amount of shares and/or other securities and/or property and/or cash receivable upon such consolidation, merger, lease, sale or conveyance by a holder of one share of Common Stock of the Company, and
(ii) setting forth the Warrant Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Warrant Price in effect immediately prior to such event. If, as a result of this paragraph (a), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in good faith (as described in a statement delivered to the Warrantholder) the allocation of the Warrant Price between and among shares of such classes of capital stock.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination) or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which the holders of the shares of Common Stock thereafter receive shares and/or other securities and/or property and/or cash for such shares of Common Stock (including for this purpose shares reflecting a change in par value or from par value to no par value or as a result of a subdivision or combination of the shares of Common Stock), (i) each Warrantholder shall have the right thereafter (until the Termination Date) to receive, upon exercise thereof, in lieu of each share of Common Stock that would have been deliverable upon such exercise immediately prior to such event, the kind and amount of shares and/or other securities and/or property and/or cash receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock, and
(ii) the Warrant Price for the shares and/or other securities and/or property and/or cash so issuable, shall be an amount equal to the Warrant Price in effect immediately prior to such event. If, as a result of this paragraph (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in good faith (as described in a statement delivered to the Warrantholder) the allocation of the Warrant Price between or among shares of such classes of capital stock.

     (c) Any agreement entered into pursuant to this Section 10 shall (i) where appropriate, state the Warrant Price in terms of one full share of Common Stock of the Company or one full share of the capital stock of any successor, leasing or purchasing corporation or entity and (ii) provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 8 above and this Section 10.

     (d) The provisions of this Section 10 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, leases, sales or conveyances by the Company and its successors.

     (e)  In the event that at any time, as a result of the provisions of this
Section 10, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares or other securities other than shares of Common Stock, the price or prices of such other shares or other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 9 above and this Section 10.

     SECTION 11. Notice of Certain Corporate Actions. In case the Company shall propose to (i) pay any dividend or other distribution payable in cash, property or stock or securities (including warrants, options, or similar rights) of any class other than Common Stock to the holders of Common Stock, (ii) offer the holders of Common Stock rights to subscribe for or to purchase any shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock or a change in par value), (iv) effect any capital reorganization, (v) effect any share exchange, consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business, (vi) effect any transaction contemplated by Section 11 hereof or (vii) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder a notice of such proposed action, which shall specify the date on which a record is expected to be taken for the purposes of such stock dividend, distribution or rights offering, or the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to take place and the record date for participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto that are known by the Company as of the date of such notice as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will be receivable in respect of a share of Common Stock, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action described in clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 10 days prior to the earlier of the date of the taking of such proposed action or the record date for participation therein by the holders of Common Stock.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any of the parties shall have furnished to the others in accordance with the terms of this Section 12):

     if to the Company, to:

          EuroGas, Inc.
          435 West Universal Circle
          Sandy, Utah 84070
          Attention: Hank Blankenstein

     with a copy to:

          Kruse, Landa & Maycock
          50 West Broadway (300 South)
          Eighth Floor, Bank One Tower
          Salt Lake City, Utah  84101-2034
          Attention: Howard S. Landa

     If to the Warrantholders, to:

          Martin A. Schuepbach
          2651 North Harwood
          Suite 430
          Dallas, Texas 75201

          Mempo Trust
          2651 North Harwood
          Suite 450
          Dallas, Texas 75201
          Attention: J. Gabriel Barbier-Mueller

          Dobbins Partners, L.P.
          2651 North Harwood
          Suite 500
          Dallas, Texas 75201
          Attention: J. Robert Dobbins

     in each case, with a copy to:

          Baker & Botts, L.L.P.
          2001 Ross Avenue
          Dallas, Texas 75201
          Attention: Geoffrey L. Newton

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 12 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

     SECTION 13. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholders shall bind and inure to the benefit of their respective successors and assigns hereunder. Unless the context indicates otherwise, the term "Warrantholder" shall include the holder of any Warrant, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a Warrant Certificate or Certificates issued upon division, exchange or substitution pursuant to this Agreement. The holder of agrees, by receipt thereof, to be bound by and comply with the terms of this Agreement.

     SECTION 14. Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Utah, without regard to the principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

     SECTION 15. Registration Rights Agreement. Concurrently with the initial issuance by the Company of the Warrants to the Warrantholders, the Company and the Warrantholders are entering into a Registration Rights Agreement conferring upon the Warrantholders certain registration rights with respect to the Shares issuable upon exercise of the Warrants. The terms of the Registration Rights Agreement are incorporated by reference herein as fully as if the same were set forth herein.

     SECTION 16. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     SECTION 17. Interpretation. The table of contents and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof. As used in this Agreement, words which denote a singular number shall include the plural (and vice versa), words which denote one gender shall include all genders and words which denote natural persons shall include corporations and partnerships (and vice versa), in each case to the extent appropriate in the context.

     SECTION 18. Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                   EUROGAS, INC.



                                   By   /s/ Hank Blankenstein
                                     Hank Blankenstein
                                     Secretary/Treasurer


                                   MARTIN A. SCHUEPBACH


                                   /s/ Martin A. Schuepbach


                                   MEMPO TRUST


                                   By /s/
                                     Name
                                     Trustee


                                   DOBBINS PARTNERS, L.P.


                                   By /s/ J. Robert Dobbins
                                     Dobbins Capital Corporation,
                                     its Managing General Partner


                                   By /s/ J. Robert Dobbins
                                     J. Robert Dobbins
                                     President


                                                                       Exhibit A


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR AN INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE TRANSFER OR SALE IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

                                                         Warrant Certificate No.

                              Warrants to Purchase
                                    Shares of Common Stock
                     --------------

                                 EUROGAS, INC.

                          Incorporated under the laws
                              of the State of Utah
     This certifies that, for value received,               , the registered
                                              --------------
holder hereof (the "Warrantholder"), is entitled to purchase from EUROGAS, INC. (the "Company"), at any time during the period commencing the date hereof and ending at the close of business in Dallas, Texas on July 3, 2001, at a purchase price per share of $3.00 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares of Common Stock of the Company purchasable upon exercise of these Warrants and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement (as hereinafter defined).

     These Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed, accompanied by payment of the Warrant Price, at the principal office of the Company. Payment of the Warrant Price shall be made by wire transfer of immediately available funds or by certified or cashiers' check or any combination thereof.

     These Warrants are issued under and in accordance with a Warrant Agreement (the "Warrant Agreement"), dated as July 12, 1996, between the Company and certain Warrantholders and are subject to the terms and provisions contained in the Warrant Agreement.

     Upon any partial exercise of these Warrants, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which these Warrants shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrant Certificates representing the same aggregate number of Shares as are evidenced by the Warrant or Warrants exchanged.


                                   EUROGAS, INC.


                                   By
                                     President

Dated:
       ---------------


                                 EUROGAS, INC.

                                 PURCHASE FORM

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:



   (Please print or type name, address and Social Security Number or Taxpayer
                             Identification Number)


and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant Certificate with respect to the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below.

Dated:
        ---------------

Name of Warrantholder:


- -------------------------
     (Please Print)

Address:-----------------
- -------------------------

Signature:---------------

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.